Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following documents of our report dated February 19, 2007, with respect to the consolidated financial statements of First Midwest Bancorp, Inc., First Midwest Bancorp, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of First Midwest Bancorp, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2006:
Registration Statement (Form S-3 No. 33-20439) pertaining to the First Midwest Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan.
Registration Statement (Form S-3 No. 333-132137) pertaining to First Midwest Bancorp, Inc debt and equity securities offering.
Registration Statement (Form S-4 No. 333-114406) pertaining to First Midwest Capital Trust I
Registration Statement (Form S-8 No. 33-42980) pertaining to the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan.
Registration Statement (Form S-8 No. 33-25136) pertaining to the First Midwest Bancorp Savings and Profit Sharing Plan.
Registration Statement (Form S-8 No. 333-42273) pertaining to the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan.
Registration Statement (Form S-8 No. 333-63095) pertaining to the First Midwest Bancorp, Inc. Non-employee Director Stock Option Plan.
Registration Statement (Form S-8 No. 333-50140) pertaining to the First Midwest Bancorp, Inc. Non-employee Director Stock Option Plan.
Registration Statement (Form S-8 No. 333-63097) pertaining to the First Midwest Bancorp, Inc. Nonqualified Retirement Plan.
Registration Statement (Form S-8 No. 333-61090) pertaining to the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan.

/s/ERNST & YOUNG LLP

Chicago, Illinois

February 27, 2007